UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2011
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McDermott International, Inc.
(Exact name of registrant as specified in its charter)
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REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (281) 870-5900

777 N. Eldridge Parkway
Houston, Texas  77079
(281) 870-5901
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2011 the Board of Directors (the “Board”) of McDermott International, Inc. appointed Mary L. Shafer-Malicki as a member of the Board and as a member of the Compensation Committee and the Finance Committee of the Board.

In accordance with our non-employee director compensation program, Ms. Shafer-Malicki will receive (1) an annual retainer of $45,000, payable quarterly in advance and (2) meeting fees of $2,500 for each Board meeting personally attended, $1,750 for each committee meeting personally attended and $1,000 for each Board and committee meeting attended by telephone.  In addition, Ms. Shafer-Malicki will receive a grant of restricted stock valued at approximately $23,808, which represents the prorated value of the annual stock grant awarded to non-employee directors in May of 2010 under our non-employee director compensation program.  This grant is expected to be made on the third trading day following the filing of our annual report on Form 10-K for the year ended December 31, 2010.

Ms. Shafer-Malicki does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Ms. Shafer-Malicki and any other person pursuant to which she was appointed as a director.

A copy of our press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	99.1	Press Release dated February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

	By:	/s/Perry L. Elders
Perry L. Elders
Senior Vice President and Chief Financial Officer

February 24, 2011

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